UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 3, 2006

PRB Gas Transportation, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

The Company announced on March 3, 2006 that it had acquired a high pressure natural gas gathering line from Clear Creek natural Gas, LLC.

Item 9.01.    Financial Statements and Exhibits.

PRB GAS TRANSPORTATION COMPLETES PURCHASE OF RECLUSE GATHERING LINE TO TIE IN TO RECENTLY ACQUIRED STORM CAT SYSTEM

Denver, Colorado – March 3, 2006 – PRB Gas Transportation, Inc., (“PRB” or the “Company”) (AMEX:PRB) today announced that it has acquired a high pressure gas gathering line in Wyoming’s Recluse area. The seller was Clear Creek Natural Gas, LLC, an affiliate of Clear Creek Energy Services, LLC. The newly acquired 6.5 miles of 6 and 8-inch steel pipe ties into the gathering and compression assets PRB purchased in January from Storm Cat Energy Corporation. With this purchase, PRB has the ability to gather and compress natural gas throughout the Recluse area and deliver it to Thunder Creek, a major intrastate pipeline in the Powder River Basin.

Robert Wright, PRB’s Chairman and CEO noted, “PRB has been and plans to continue to expand its presence in the prolific Recluse area. In addition to our 9.25% working interest in the Termo Company’s 124-well coal-bed methane drilling program, we provide natural gas gathering and compression services to Storm Cat’s nearby development properties, encompassing 6,600 gross acres. According to Storm Cat’s estimates, those properties currently produce approximately 3 Mmcf/d and are expected to increase to 7 Mmcf/d later this year. Since PRB has been designated Termo’s preferred gas gatherer, we anticipate that once the development program begins on their 3,400 existing net acres, Termo will look to us for gas gathering and compression. Additionally, there are other third party producers with approximately 30,000 acres that are suitable candidates for PRB’s gas gathering and compression services.”

PRB is an oil and gas exploration and development company operating in the Rocky Mountain states. In addition, PRB also provides gas gathering, processing and compression services on properties it operates and for third party producers.

This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Company Contacts:	or	Investor Relations Counsel
PRB Gas Transportation, Inc.		The Equity Group Inc.
Robert W. Wright, Chairman and CEO		Linda Latman (212) 836-9609
William P. Brand, Jr., Vice President - Finance		www.theequitygroup.com
(303) 308-1330
info@prbtrans.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2006	PRB Gas Transportation, Inc.
(Registrant)
/s/ William P. Brand, Jr.
William P. Brand, Jr.
Vice President - Finance
(Principal Financial and Accounting Officer)